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                                                                    EXHIBIT 23.3

The Board of Directors
International Family Entertainment, Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Norfolk, Virginia
January 23, 1998